SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Wireless Facilities, Inc.
(Name of Registrant as Specified In Its Charter)

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WIRELESS FACILITIES, INC.
4810 Eastgate Mall
San Diego, CA 92121
(858) 228-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2002

TO THE STOCKHOLDERS OF WIRELESS FACILITIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Wireless Facilities, Inc., a Delaware corporation (the “Company”), will be held on FRIDAY, JUNE 14, 2002 at 10:00 a.m. local time at the Wireless Facilities, Inc. headquarters, located at 4810 Eastgate Mall, San Diego, California 92121 for the following purposes:

1.    To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.
2.    To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.
3.    To approve the Company’s Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 1,500,000 to 1,850,000.
4.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 24, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By	Order of the Board of Directors

Wm	. Bradford Weller
Vice President of Legal Affairs, General Counsel and Secretary

San Diego, California
May 17, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

WIRELESS FACILITIES, INC.
4810 Eastgate Mall
San Diego, CA 92121
(858) 228-2000

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 14, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Wireless Facilities, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 14, 2002, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Wireless Facilities, Inc. headquarters, located at 4810 Eastgate Mall, in San Diego, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 4, 2001 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company does not expect pay for solicitation of shareholders.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on April 24, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 24, 2002, the Company had outstanding and entitled to vote 47,665,829 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet or By Telephone For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on June 13, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Stockholders of record may not grant a proxy to vote their shares by means of the Internet or by telephone and may only vote by returning the Company’s proxy card by mail or by attending the Annual Meeting in person.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 4810 Eastgate Mall, San Diego, CA 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 4, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on the March 16, 2003 nor earlier than the close of business on February 14, 2003. Unless a stockholder who wishes to bring a matter before the stockholders at the Company’s 2003 annual meeting of stockholders notifies the Company of such matter prior to March 20, 2003, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Until April 5, 2002 there were seven members authorized on the Company’s Board of Directors. Massih Tayebi resigned from the Board on April 5, 2002 and will not run for reelection in 2002. The Board approved a reduction in the size of the Board to six members effective as of April 5, 2002. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Five directors have been elected by the stockholders, and one director, Bandel Carano, has been appointed by the Board.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

The names of the nominees and certain information about them are set forth below:

Name	Age	Position
Masood K. Tayebi, Ph.D	40	Chairman and Chief Executive Officer
Scott Anderson	43	Principal of Cedar Grove Partners, LLC
Scot Jarvis	41	General Partner of Cedar Grove Partners, LLC
William Hoglund	48	Former Vice President and Chief Financial Officer of Eagle River, LLC
David Lee, Ph.D.	52	Managing General Partner of Clarity Partners, L.P.
Bandel Carano	40	General partner of Oak Investment Partners, Inc.

Masood K. Tayebi, Ph.D. co-founded Wireless Facilities, Inc. in 1994 and has served as a director of the Company since its inception. Dr. Tayebi served as our President from inception to September 2000, and has served as our Chief Executive Officer since September 2000, and as Chairman of the Company since April 2002. From 1993 to 1994, he was Senior Manager of Engineering and the head of the Technology and Special Projects Department for LCC/TSI, a provider of network design services and products. From 1992 to 1993, Dr. Tayebi served as a consultant to LCC/TSI. Dr. Tayebi received an M.S. in electronics engineering from the University of Southampton and a Ph.D. in mobile radio propagation from the University of Liverpool, United Kingdom.

Scott Anderson has served as a director of the Company since February 1997. Since 1997, Mr. Anderson has been a principal of Cedar Grove Partners, LLC, an investment and advisory partnership. Since 1998, Mr. Anderson has also been a principal in Cedar Grove Investments, LLC, a private seed capital firm. From 1986 to 1997, Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of Acquisitions and Development. Mr. Anderson serves on the board of directors of Triton PCS, and is an observer on the board of directors of Telephia, Inc., and is the manager of Von Donop Inlet PCS, LLC. He holds a B.A. in history from the University of Washington and a J.D. from the University of Washington Law School.

Scot Jarvis has served as a director of the Company since February 1997. Mr. Jarvis co-founded Cedar Grove Partners, LLC in 1997, an investment and consulting/advisory partnership, and has served as a general partner since its founding. From 1994 to 1996, he served as Vice President of Operations for Eagle River LLC, a private investment company, where he co-founded Nextlink and served as a director of Nextel Communications. From 1985 to 1994, Mr. Jarvis served in a number of positions with McCaw Development Corp., most recently as Vice President. Mr. Jarvis is on the board of directors of Leap Wireless, Inc. and Metawave Communications Corp. He holds a B.A. in business administration from the University of Washington.

William Hoglund has served as a director of the Company since February 2001. Mr. Hoglund served as the Vice President and Chief Financial Officer of Eagle River, LLC, a private investment company from 1996 to 2000. During his tenure at Eagle River, Mr. Hoglund was also a director of Nextel Communications, Inc. and Nextlink Communications, Inc. From 1977 to 1995 Mr. Hoglund served in a number of positions with J.P. Morgan & Co., most recently as a Managing Director in its Investment Banking group. Mr. Hoglund holds a B.A. from Duke University and an MBA from the University of Chicago.

David Lee, Ph.D. has served as a director of the Company since June 2001. Dr. Lee co-founded Clarity Partners, L.P., a private equity and venture capital firm, and has served as a managing general partner since its founding. Prior to the formation of Clarity Partners, Dr. Lee co-founded Global Crossing in 1997, a global broadband communication services provider, and was its president through June 2000. Global Crossings filed for bankruptcy in January 2002. From 1989 to 1997, Dr. Lee was a managing director at Pacific Capital Group, a private equity firm. Dr. Lee holds a B.S. in physics from McGill University and a Ph.D. in physics from the California Institute of Technology.

Bandel Carano has served as a director of the Company from August 1998 to June 2001, and since October 2001. Since 1987, he has been a general partner of Oak Investment Partners, Inc., a venture capital firm. Mr. Carano served on the Investment Advisory Board of the Stanford Engineering Venture Fund. Mr. Carano also serves on the board of directors of Metawave Communications Corp., a provider of antenna systems to wireless network operators. He holds a B.S. and an M.S. in electrical engineering from Stanford University. Mr. Carano was nominated and elected as a director under the terms of a voting agreement among the Company and certain of its stockholders in connection with the sale of the Company’s Series A Convertible Preferred Stock in October 2001.

BOARD COMMITTEE AND MEETINGS

During the fiscal year ended December 31, 2001 the Board of Directors held five meetings and acted by unanimous written consent seven times. The Board has an Audit Committee and a Compensation Committee. The full Board of Directors selects nominees for election as directors and will consider stockholder recommendations for nominees which are submitted in accordance with the Company’s Bylaws.

The Audit Committee meets with the Company’s independent auditors at least annually to review the scope and results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; and reviews compliance with all corporate policies that have been approved by the Board of Directors and discharges such other duties as may from time to time be assigned to it by the Board of Directors. The Audit Committee currently is composed of three non-employee directors: William Hoglund, Scott Anderson and Scot Jarvis. The Audit Committee met five times during the last fiscal year. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). A copy of the Report of the Audit Committee of the Board of Directors is attached as Appendix A to this proxy statement.

The Compensation Committee approves the compensation of the Company’s officers, administers the 1997 Stock Option Plan, the 1999 Equity Incentive Plan, the 2000 Non-Qualified Stock Option Plan, and the Employee Stock Purchase Plan, and has overall responsibility for the Company’s compensation policies for senior management. The Compensation Committee is currently composed of two non-employee directors: Scot Jarvis and Bandel Carano. Bandel Carano was appointed to the Compensation Committee effective February 28, 2002. Scott Anderson and David Lee resigned from the Compensation Committee effective February 28, 2002. The Compensation Committee acted by unanimous written consent fifteen times during the last fiscal year. A copy of the Report of the Compensation Committee of the Board of Directors is attached as Appendix B to this proxy statement.

During the fiscal year ended December 31, 2001, each Board member, with the exception of David Lee, attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 1996. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

AUDIT FEES.    During the fiscal year ended December 31, 2001, the aggregate fees billed by KPMG LLP for the audit of the Company’s financial statements for such fiscal year and for the reviews of the Company’s interim financial statements was $264,432.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.    During the fiscal year ended December 31, 2001, KPMG LLP earned no consulting fees for information technology consulting.

ALL OTHER FEES.    During fiscal year ended December 31, 2001, the aggregate fees billed by KPMG LLP for professional services other than audit fees was $134,888.

The Audit Committee has determined the rendering of all other non-audit services by KPMG LLP is compatible with maintaining the auditors’ independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

Stockholders are requested in this Proposal 3 to approve an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares authorized for issuance under such plan by 350,000 from a total of 1,500,000 shares to a total of 1,850,000 shares. The Board approved this second amendment to the Purchase Plan on April 5, 2002. In August 1999, the Board adopted, and the stockholders subsequently approved, the Purchase Plan. On March 9, 2001, the Board approved, and the stockholders subsequently approved, the first amendment to the Purchase Plan whereby the number of authorized shares was increased to 1,500,000. There are currently 1,500,000 shares of Common Stock reserved for issuance under the Purchase Plan.

As of March 31, 2002, an aggregate of 856,527 shares of Common Stock had been purchased under the Purchase Plan and an aggregate of only 643,473 shares of Common Stock remained available for future purchases under the Purchase Plan, in addition to any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights. During the last fiscal year, shares of Common Stock were purchased in the amounts under the Purchase Plan as follows: Masood K. Tayebi, Ph.D.: 0 shares, Scott Fox: 3,057 shares, Massih Tayebi, Ph.D.: 0 shares, Thomas Munro: 3,229 shares, Terry Ashwill: 0 shares, Wm. Bradford Weller: 1,000 shares, Frankie Farjood: 0 shares, current executive officers as a group: 7,286 shares, current directors (excluding executive officers) as a group: 7,577 shares, employees (excluding executive officers) as a group: 612,724 shares.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

If the stockholders approve the amendment to the Purchase Plan, the Company intends to promptly register, under the Securities Act of 1933, the additional shares that are reserved for issuance under the Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of March 31, 2002, approximately 950 employees are eligible to participate in the Purchase Plan.

The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Board has delegated the administration of the Purchase Plan to the Compensation Committee. The Board has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The

Compensation Committee has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such purchase rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

Stock Subject to Purchase Plan

Subject to this Proposal, an aggregate of 1,850,000 shares of Common Stock will be reserved for issuance under the Purchase Plan. If purchase rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

Offerings

The Purchase Plan is implemented by offerings of purchase rights to all eligible employees from time to time by the Board. Each offering is effective for a maximum of twenty-seven months and, generally, each offering is two years long and consists of four purchase periods, each of which is approximately six months in length.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by the Company or the designated affiliate for at least thirty days preceding the first day of the offering. Officers of the Company are eligible to participate in offerings under the Purchase Plan, but the Board may provide in an offering that certain employees who are “highly compensated” within the meaning of the Code are not eligible to participate.

However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding purchase rights and options). In addition, pursuant to applicable provisions of the Code, an employee’s rights to purchase stock of the Company and its affiliates may not accrue at a rate that exceeds $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such purchase rights are granted) under all employee stock purchase plans of the Company and its affiliates for each calendar year in which such purchase rights are outstanding.

Participation in the Plan

Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an enrollment form authorizing payroll deductions of up to 15% of such employees’ “earnings” during the offering. “Earnings” includes an employee’s base salary (including all amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company) and overtime pay, but excludes commissions, bonuses and other remuneration paid directly to the employee, profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

Purchase Price

The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

Payment of Purchase Price; Payroll Deductions

The funds used to purchase shares of Common Stock on each purchase date are accumulated by payroll deductions during the course of each purchase period of an offering. In general, a participant may not begin such payroll deductions after the beginning of an offering. At any time during an offering, upon 10 days prior written notice, a participant may terminate his or her payroll deductions under and/or withdraw from an offering (withdrawal is discussed more fully below). A participant may reduce his or her payroll deductions once during a purchase period by delivering written notice to the Company at least 10 days in advance of the applicable purchase date. Otherwise, a participant may decrease or increase such payroll deductions effective only as of the beginning of the next purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

Purchase of Stock

An eligible employee may elect to participate in the Purchase Plan by completing and delivering an enrollment form authorizing payroll deductions under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board has specified a maximum number of shares of Common Stock that an employee may purchase during any calendar year and may further specify the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of purchase rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available under the Purchase Plan, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless an employee’s participation terminates through withdrawal from the offering or otherwise, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

Each participant in the Purchase Plan may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time up to 10 days prior to the end of the applicable purchase period.

Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee’s behalf during such offering.

Restrictions on Transfer

Purchase rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such purchase rights are granted.

Duration, Amendment and Termination

The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate if all the shares subject to the Purchase Plan are issued.

The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify the Purchase Plan or an Offering in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

Purchase rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such purchase rights were granted.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as merger, consolidation, reorganization, stock dividend or stock split, may change the class(es) and number of shares of Common Stock subject to the Purchase Plan and to outstanding purchase rights. In that event, the Purchase Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Purchase Plan and the outstanding purchase rights granted under the Purchase Plan will be appropriately adjusted in the class(es), number of shares and purchase limits of such purchase rights.

Effect of Certain Corporate Events

In the event of a dissolution, liquidation, merger or certain other capital reorganizations of the Company, the Board, in its discretion, may provide for any of the following: (i) the assumption of outstanding purchase rights under the Purchase Plan or substitution of similar purchase rights by any surviving or acquiring corporation, (ii) the continuation in full force and effect of outstanding purchase rights under the Purchase Plan, or (iii) all participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to or within a reasonable period of time following such transaction and the participants’ rights under the ongoing offering terminated.

Federal Income Tax Information

Purchase rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with purchase rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of purchase rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

The essential features of the Company’s other stock plans are outlined below:

1999 EQUITY INCENTIVE PLAN

In August 1999, the Board adopted, and the stockholders subsequently approved, the 1999 Equity Incentive Plan (the “Incentive Plan”). In March 2001, the Board approved, and the stockholders subsequently approved, an amendment to the Incentive Plan, increasing the number of authorized shares under the plan by 2,000,000 shares to 12,113,864 shares. This increase is in addition to the automatic annual increase in the number of shares authorized for issuance under the Incentive Plan that occurs on January 1 of each year as described below under “shares subject to Incentive Plan.” There are currently 13,948,382 shares of Common Stock reserved for issuance under the Incentive Plan.

As of March 31, 2002, awards (net of canceled or expired awards) covering an aggregate of 8,982,054 shares of Common Stock had been granted under the Incentive Plan and 6,601,673 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares) remained available for future grant under the Incentive Plan.

Since the Company’s adoption of the Incentive Plan, as of March 31 2002, options to purchase shares of Common Stock (inclusive of cancelled and exercised options) were granted under the Incentive Plan as follows: Masood K. Tayebi, Ph.D.: 0 shares, Scott Fox: 0 shares, Massih Tayebi, Ph.D.: 0 shares, Thomas Munro: 790,000 shares, Terry Ashwill: 710,386 shares, Wm. Bradford Weller: 124,080 shares, Frankie Farjood: 175,743 shares, current executive officers as a group: 2,644,215 shares, current directors (excluding executive officers) as a group: 20,000 shares, employees (excluding executive officers) as a group: 6,317,839 shares.

During the last fiscal year, options to purchase shares of Common Stock (inclusive of cancelled and exercised options) were granted in the amounts under the Incentive Plan as follows: Masood K. Tayebi, Ph.D.: 0 shares, Scott Fox: 0 shares, Massih Tayebi, Ph.D.: 0 shares, Thomas Munro: 440,000 shares, Terry Ashwill 310,000 shares, Wm. Bradford Weller: 63,751 shares, Frankie Farjood: 145,000 shares, all non-employee directors as a group: 20,000 shares, all current executive officers as a group: 1,565,773 shares, and all employees (excluding executive officers) as a group: 5,082,601 shares.

General

The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively “awards”). Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See “Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, the Company has granted only incentive stock options and nonstatutory stock options under the Incentive Plan.

Purpose

The Board of Directors adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. As of March 31, 2002, all of the approximately 1,400 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

Administration

The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time (or times) at which all or a portion of such award may be exercised, the term of each award, the exercise or purchase price, the type of consideration and other terms of the award.

The Board has the power to delegate administration of the Incentive Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. Within the scope of such authority, the Board or the Compensation Committee may (i) delegate to a committee of one or more members of the Board who are not outside directors, the authority to grant awards to eligible persons who are either (a) not then one of the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code (“covered employees”) and are not expected to be covered employees at the time of recognition of income resulting from such award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not non-employee directors the authority to grant awards to eligible persons who are not then subject to Section 16 of the Exchange Act. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The Incentive Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension incentive plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

Eligibility

Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

No employee may be granted options and stock appreciation rights under the Incentive Plan exercisable for more than 5,000,000 shares of Common Stock during any calendar year (“Section 162(m) Limitation”).

Shares Subject to the Incentive Plan

Currently an aggregate of 13,948,382 shares of Common Stock are reserved for issuance under the Incentive Plan. This number includes 6,000,000 shares initially reserved for issuance at the time the Incentive Plan was adopted, and an additional 2,000,000 shares as approved by 2001 amendment to the Incentive Plan as approved by the stockholders, plus an additional aggregate of 5,948,382 shares that have been added in 2000, 2001 and 2002 pursuant to an annual increase provision contained in the Incentive Plan that provides for the addition, on January 1 of each year, of the number of shares equal to the least of the following amounts (i) 6,000,000 shares, (ii) 4% of the Company’s outstanding shares on such date (rounded to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase Common Stock) or (iii) an amount determined by the Board. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised (or vested in the case of restricted stock), the shares of Common Stock not acquired pursuant to such awards shall revert to and again become available for issuance under the Incentive Plan; provided, however, that shares subject to stock appreciation rights exercised in accordance with the Incentive Plan shall not be available for subsequent issuance under the Incentive Plan. If the Company exercises its unvested share repurchase option and reacquires unvested stock issued pursuant to the exercise of an option under the Incentive Plan, the reacquired stock will not again become available for reissuance under the Incentive Plan.

Terms of Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. If options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “Federal Income Tax Information.” On March 30, 2001, the closing price of the Company’s Common Stock as reported on the NASDAQ National Market System was $4.125 per share.

The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board at the time of grant (or subsequently in the case of a nonstatutory stock option), (i) by delivery of other shares of Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise.    Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Typically,  1/4th of the shares subject to options currently outstanding under the Incentive Plan vest on the one-year anniversary of the date of grant, and  1/48th of the total number of shares subject to the option vest each month during the participant’s employment by, or service as a director or consultant to, the Company or an affiliate (collectively, “service”) over the next three years. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before all of the shares purchased pursuant to the early exercise arrangement are vested. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

Term.    The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant’s service unless any of the following apply: (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within the period (if any) specified in the option after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

The option term may be extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant Nonstatutory stock options that are generally transferable; provided, however, that any such option shall be transferable only to the extent provided in the option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Stock Bonuses and Purchases of Restricted Stock

Payment.    The Board determines the purchase price under a restricted stock purchase agreement provided that the purchase price may not be less than 85% of the fair market value of the Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash or by check at the time of purchase, or at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board.

Vesting.    Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement or stock bonus under the Incentive Plan.

Restrictions on Transfer.    Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Stock Appreciation Rights

The Incentive Plan authorizes three types of stock appreciation rights.

Tandem Stock Appreciation Rights.    Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash or, if so provided, in an equivalent number of shares of Common Stock based on the fair market value on the date of the option surrender.

Concurrent Stock Appreciation Rights.    Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash or, if so provided, in an equivalent number of shares of Common Stock based on the fair market value on the date of the exercise of the concurrent right.

Independent Stock Appreciation Rights.    Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents in which the participant is vested under the independent stock appreciation right less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation right. Appreciation distributions payable on the exercise of the Independent Right must be made in cash or, if so provided, in an equivalent number of shares of Common Stock based on the fair market value on the date of the exercise of the independent right.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, awards will be terminated if not exercised prior to the dissolution or liquidation. In the event of a sale of all or substantially all of the assets of the Company, all outstanding awards will continue in full force and effect. In the event of certain mergers or other corporate reorganizations, the surviving or acquiring corporation shall either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If the surviving or acquiring corporation does not either assume awards outstanding under the Incentive Plan, or substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated in full and outstanding awards will terminate to the extent they are not exercised prior to the closing of such event.

Additionally, the Company has entered into “change in control” agreements with certain executive officers pursuant to which the vesting and exercisability of certain options and other stock awards held by such executive officers shall be accelerated (either in whole or in part) under certain circumstances involving an acquisition of the Company, changes to the Company’s capital structure or other corporate reorganizations. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on July 31, 2009.

The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any NASDAQ or securities exchange listing requirements.

Federal Income Tax Information

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Incentive Stock Options.    Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds shares of stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss upon a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of the holding periods described above (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.    Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

With the exception of a stock bonus award that is fully vested at the time of grant, there are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock pursuant to an award, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed upon receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of “outside directors,” (ii) the plan under which the award is granted states the maximum number of shares with respect to which awards may be granted during a specified period to any employee, (iii) the exercise or purchase price of the award is no less than the fair market value of the stock on the date the award is granted, and (iv) prior to the grant (or exercise) of any award, the material terms of the plan under which such award will be granted are approved by the stockholders of the Company.

Compensation attributable to restricted stock awards will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of “outside directors,” and (ii) the purchase price of the award is no less than the fair market value of the stock on the date the award is granted.

Compensation attributable to stock bonuses as well as stock options, restricted stock awards and stock appreciation rights with exercise and/or purchase prices of less than fair market value of the stock on the date of grant will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted on account of (or the vesting or exercisability of the award is contingent on) the achievement of an objective performance goal established in writing by the compensation committee at a time when the outcome of the performance goal is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have been apprised of and have subsequently approved the material terms of the performance goal (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

2000 NONSTATUTORY STOCK OPTION PLAN

In August 2000, the Board adopted the Company’s 2000 Nonstatutory Stock Incentive Plan (the “NSO Plan”). A total of 3,000,000 shares of Common Stock were initially reserved for issuance pursuant to the NSO Plan. On April 25, 2002, the Board approved an amendment to the NSO plan which increased the authorized number of shares under the plan by 3,500,000 shares to 6,500,000 shares. The NSO Plan provides for the grant of options to the Company’s employees (other than officers and directors) and consultants. The NSO Plan is a broad-based plan and its adoption or amendment is not required to be approved by the Company’s stockholders. The NSO Plan was adopted by the Board to address an expected shortfall in the number of shares of Common Stock available for issuance under the Company’s 1999 Equity Incentive Plan prior to the date of the 2001 Annual Meeting. Such shortfall was expected to occur as a result of the Company’s rapid growth during 2000 and, in particular, as a result of the additional options granted to attract and retain former employees of the Company’s subsidiaries following the Company’s acquisitions of such companies.

As of March 31, 2002, options to purchase 2,381,552 shares of Common Stock had been granted under the NSO Plan (net of canceled or expired options) and 4,118,448 shares remain available for future grant under the NSO Plan.

The NSO Plan permits the granting of nonstatutory options, which are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, to the Company’s employees (other than officers and directors) and consultants. Officers and directors of the Company are not eligible to be granted options under the NSO Plan.

The NSO Plan is administered by the Board or a committee appointed by the Board. Subject to the limitations set forth in the NSO Plan, the Board or any such committee has the authority to select the eligible persons to whom grants are to be made, to designate the number of shares to be covered by each stock option grant, to establish vesting schedules, to specify the option exercise price and the type of consideration to be paid upon exercise and, subject to certain restrictions, to specify other terms of options granted under the plan.

Options granted under the NSO Plan are transferable to the extent provided by the Board as described in the option agreement. Options granted under the NSO Plan generally expire three months after the termination of an optionee’s service. In general, if an optionee is permanently disabled or dies during his or her service, such person’s options may be exercised up to 12 months following such disability or 18 months following such death.

The exercise price of options granted under the NSO Plan is determined by the Board or a committee thereof in accordance with the guidelines set forth in the NSO Plan, however, the exercise price is generally expected to be equal to 100% of the fair market value of the Common Stock on the date of the grant. Options granted under the NSO Plan vest at the rate specified in the option agreement, generally over a four-year period.

Pursuant to the NSO Plan, shares subject to stock options that have expired or otherwise terminated without having been exercised in full will again become available for grant, but exercised shares that the Company repurchases pursuant to a right of repurchase will not again become available for grant.

The NSO Plan provides that, in the event of a dissolution or liquidation of the Company, all outstanding options shall terminate if not exercised prior to the dissolution or liquidation. In the event of a sale of all or substantially all of the assets of the Company, all outstanding options will continue in full force and effect. In the event of certain mergers or other corporate reorganizations, the surviving or acquiring corporation shall either assume options outstanding under the NSO Plan or substitute similar options for those outstanding under the NSO Plan. If the surviving or acquiring corporation does not either assume options outstanding under the NSO Plan, or substitute similar options, then, with respect to options held by optionholders whose service has not terminated as of the effective date of such event, the vesting and the time during which such options may be exercised will be accelerated in full and such options shall terminate if not exercised prior to such event. All other options outstanding under the NSO Plan shall terminate if not exercised prior to such event.

Termination

The Board may suspend or terminate the NSO Plan at any time. Unless terminated earlier, the NSO Plan will terminate on the day before the tenth anniversary of the date the NSO Plan was adopted by the Board.

The Board may amend the NSO Plan at any time. Rights under any option granted before amendment or termination of the NSO Plan will not be impaired by any amendment or termination of the NSO Plan without consent of the optionholder to whom such option was granted.

1997 STOCK OPTION PLAN

In July 1997, the Board adopted the Company’s 1997 Stock Option Plan (the “1997 Plan”) which was amended in September 1997 and January 1999. A total of 7,500,000 shares of Common Stock were authorized for issuance under the 1997 Plan. Pursuant to the 1997 Plan, shares subject to stock awards that have expired or otherwise terminated without having been exercised in full again become available for grant, but exercised shares repurchased by the Company pursuant to a right of repurchase will not again become available for grant.

The 1997 Plan permits the grant of options to employees of the Company, directors and consultants. Options may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code to employees or nonstatutory stock options.

The 1997 Plan is administered by the Board or a committee appointed by the Board. Subject to the limitations set forth in the 1997 Plan, the Board has the authority to select the eligible persons to whom awards are to be granted, to designate the number of shares to be covered by each award, to determine whether an option is to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the exercise price of options and the type of consideration to be paid upon exercise and, subject to restrictions, to specify other terms of awards. As used herein with respect to the 1997 Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

The maximum term of options granted under the 1997 Plan is ten years. Options granted under the 1997 Plan are generally non-transferable. The expiration terms of options granted under the 1997 Plan are determined by the Board in accordance with the guidelines set forth in the 1997 Plan. Options generally expire 30 days after the termination of an optionholder’s service. However, if an optionholder’s service to the Company terminates due to his or her permanent disability or death, such person’s options generally may be exercised up to 6 months following disability or death provided that the options were exercisable as of the date of termination of service.

The exercise price of options granted under the 1997 Plan is determined by the Board or administrator in accordance with the guidelines set forth in the 1997 Plan. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date of the grant. The exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of an option granted to a person who holds more than 10% of the voting power of the Company (or any affiliate) cannot be less than 110% of the fair market value of the Common Stock on the date of the grant.

Options granted under the 1997 Plan vest at the rate determined by the Board as specified in the option agreement.

Upon the occurrence of certain corporate reorganizations, all outstanding stock options under the 1997 Plan may be either substituted by the surviving entity or terminated to the extent not exercised upon sixty days written notice.

As of March 31, 2002, the Company had outstanding under the 1997 Plan options to purchase 3,224,211 shares of Common Stock. As of the completion of the Company’s initial public offering in November 1999, no further grants have been or will be made under the 1997 Plan.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock and Series A Convertible Preferred Stock as of March 31, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock or Series A Convertible Preferred Stock. Unless otherwise indicated in the table set forth below, each person or entity named below has an address in care of Wireless Facilities, Inc.’s principal executive offices.

Common Stock
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percentage of Class
Massih Tayebi, Ph.D.	9,511,847	(2)	19.96%
Masood K. Tayebi, Ph.D.	9,656,641	(3)	20.27%
Scott Anderson Cedar Grove Investments 2415 Carillon Pont Kirkland, WA 98033	921,308	(4)	1.93%
Bandel Carano Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301	2,323,231	(5)	4.88%
Scot Jarvis Cedar Grove Investments 2415 Carillon Pont Kirkland, WA 98033	921,308	(4)	1.93%
William Hoglund	75,000	(6)	*
Terry Ashwill	306,812	(7)	*
Scott Fox	537,078	(8)	1.14%
Thomas Munro	703,001	(9)	1.49%
Wm. Bradford Weller	88,404	(10)	*
All directors and executive officers as a group (16 persons)	25,375,869	(11)	51.45%
Sean Tayebi	2,416,939		5.07%

Series A Convertible Preferred Stock
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percentage of Class
Bandel Carano Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301	63,637	(12)	100%
Oak Investment Partners X, L.P. 525 University Avenue, Suite 1300 Palo Alto, CA 94301	63,637	(13)	100%
Oak X Affiliates Fund, L.P. 525 University Avenue, Suite 1300 Palo Alto, CA 94301	63,637	(13)	100%
All directors and executive officers as a group (16 persons)	63,637	(12)	100%

*	Less than one percent.
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power with respect to any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 31, 2002 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 47,648,895 shares of Common Stock and 63,637 shares of Series A Convertible Preferred Stock outstanding on March 31, 2002.

(2)
Includes 8,499,855 shares held by Massih Tayebi and his wife as trustees of a revocable living trust, for which Massih Tayebi shares voting and investment power with his wife and 136,992 held by Massih Tayebi and his wife as trustees of an irrevocable trust, for which Massih Tayebi shares voting and investment power with his wife. Also includes 475,000 shares held by Massih Tayebi as trustee of a grantor retained annuity trust. Does not include a total of 105,524 shares which were distributed to Massih Tayebi and his wife on April 10, 2002 upon a distribution by a limited partnership controlled by Jalil Tayebi, the brother of Massih Tayebi. Massih Tayebi disclaims beneficial ownership of the 52,762 shares distributed to his wife.

(3)
Includes 7,812,037 shares held by Masood K. Tayebi as trustee of a revocable living trust, 233,723 shares held in trust for Masood K. Tayebi’s children, and 1,375,000 shares held by Masood K. Tayebi as trustee of two grantor retained annuity trusts. Does not include 1,000,000 shares held by the spouse of Masood K. Tayebi as trustee of a grantor retained annuity trust, for which Masood K. Tayebi disclaims beneficial ownership. Also does not include a total of 101,659 shares which were distributed to Masood K. Tayebi and his wife on April 10, 2002 upon a distribution by a limited partnership controlled by Jalil Tayebi, the brother of Masood K. Tayebi. Masood K. Tayebi disclaims beneficial ownership of the 50,830 shares distributed to his wife.

(4)	Includes 20,000 shares subject to options exercisable within 60 days of March 31, 2002.
(5)
Includes 2,279,090 shares held by Oak Investment Partners VIII, L.P. and 44,141 shares held by Oak VIII Affiliates Fund, L.P. Bandel Carano, a director of the Company, is a managing member of the general partners of venture capital funds affiliated with Oak Investment Partners VIII, L.P. and Oak VIII Affiliates Fund, L.P. Mr. Carano has indirect ownership of these shares, and has shared power to vote and dispose of these shares. Mr. Carano disclaims beneficial ownership of the shares held by Oak Investment Partners VIII, L.P. and Oak VIII Affiliates Fund, L.P.

(6)	Includes 75,000 shares subject to options exercisable within 60 days of March 31, 2002.
(7)	Includes 286,812 shares subject to options exercisable within 60 days of March 31, 2002.
(8)	Includes 510,329 shares subject to options exercisable within 60 days of March 31, 2002.
(9)	Includes 356,522 shares subject to options exercisable within 60 days of March 31, 2002.
(10)	Includes 86,404 shares subject to options exercisable within 60 days of March 31, 2002.
(11)	Includes 1,674,306 shares subject to options exercisable within 60 days of March 31, 2002.
(12)
Includes 62,632 shares of Series A Convertible Preferred Stock held by Oak Investment Partners X, L.P. and 1,005 shares of Series A Convertible Preferred Stock held by Oak X Affiliates Fund, L.P. Each share of the Company’s Series A Convertible Preferred Stock is currently convertible into 100 shares of  Common Stock. Bandel Carano, a director of the Company, is a managing member of the general partners of venture capital funds affiliated with Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P. Mr. Carano has indirect ownership of these shares, and has power to vote and dispose of these shares. Mr. Carano disclaims beneficial ownership of the shares held by Oak Management Partners X, L.P. and Oak X Affiliates Fund, L.P.

(13)
Includes 62,632 shares of Series A Convertible Preferred Stock held by Oak Investment Partners X, L.P. and 1,005 shares of Series A Convertible Preferred Stock held by Oak X Affiliates Fund, L.P. Each share of the Company’s Series A Convertible Preferred Stock is currently convertible into 100 shares of  Common Stock.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that Wm. Bradford Weller and Frankie Farjood each were late in filing Form 5s reporting stock options granted during 2001, and Farzad Ghassemi was late in filing a Form 5 reporting his spouse’s gifting of common stock to charity.

EXECUTIVE OFFICERS OF THE COMPANY

The following individuals are executive officers of the Company who will serve in the capacities noted until their successors are appointed.

Name	Age	Positions and Offices With the Company
Masood K. Tayebi, Ph.D.	40	Chairman, Chief Executive Officer and Director
Thomas A. Munro	45	President
Terry Ashwill	57	Executive Vice President and Chief Financial Officer
Scott Fox	45	President, Network Management & Operations
Farzad Ghassemi	36	Senior Vice President, Radio Frequency Engineering
Frankie Farjood	40	Senior Vice President, U.S. Deployment
Malcolm Wood	47	Senior Vice President of Global Business Development and Marketing
William Mazilly	49	Vice President, Telecom Consulting Services
Håkan Sjödin	46	Vice President, Managing Director EMEA
Wm. Bradford Weller	43	General Counsel, Vice President of Legal Affairs and Secretary

Each officer named above was appointed or re-appointed at the Board of Directors meeting held on December 7, 2001.

For the biographical summary of Masood K. Tayebi, see the section hereto entitled “Election of Directors.”

Thomas A. Munro served as our Chief Financial Officer from July 1997 to September 2000, and has served as our President since September 2000. Mr. Munro founded @Market, Inc., a start-up e-commerce company, and served as its Chief Executive Officer from 1996 to 1997. From 1994 to 1996, he was Chief Financial Officer of Precision Digital Images, a manufacturer of image processing devices. Prior to 1994, Mr. Munro served as Chief Financial Officer of MetLife Capital Corporation, a capital finance subsidiary of Metropolitan Life Insurance. Mr. Munro received his B.A. and M.B.A. from the University of Washington.

Terry Ashwill joined the Company in September 2000 as Chief Financial Officer, and has served as our Executive Vice President and Chief Financial Officer since March 2001. From January 1997 to August 2000, Mr. Ashwill served as Vice President and Chief Financial Officer of Perot Systems Corp., a provider of information technology services and business solutions. From November 1991 to December 1996, Mr. Ashwill served as Executive Vice President and Chief Financial Officer of True North Communications, Inc., an advertising and communications holding company. He holds a B.S. from the University of Oregon and an M.B.A. from Oregon State University.

Scott Fox has been with the Company since May 1999 and currently is our President of Network Management and Operations. From 1995 to 1999, Mr. Fox served as Chief Technology Officer and Vice President—Technology and Strategic Planning and Vice President—Engineering and Operations of the wireless businesses of BellSouth Cellular Corp., a carrier company. From 1994 to 1995, he was Vice President, Wireless Engineering of MCI, a telecommunications company, responsible for all aspects of MCI’s national and international wireless communications business. Mr. Fox holds a B.S. in electrical engineering from the University of Florida.

Wm. Bradford Weller joined the Company in September 1999 as Vice President of Legal Affairs and General Counsel, and has served as Secretary of the Company since September 2000. From 1992 to August 1999 Mr. Weller served as General Counsel for Mosaix, Inc., a telecommunications equipment and business application software developer (Mosaix was known as Digital Systems International, Inc. prior to 1997, and was acquired by Lucent Technologies in July 1999). He holds a B.A. in economics from Stanford University, and a J.D. from Hastings College of the Law.

Farzad Ghassemi joined the Company in February 1999 as Vice President of Radio Frequency Engineering and has served as our Senior Vice President of Engineering since October 2000. From 1998 to 1999, he was the Vice President of Engineering at BCI Wireless. Prior to working for BCI Wireless, Mr. Ghassemi was an Engineering Director at LCC International. Mr. Ghassemi received his B.S. in electrical engineering from George Mason University and an M.B.A. in management from Strayer University.

Frankie Farjood joined the Company in November 1999 as Vice President, Project Management and has been our Senior Vice President, U.S. Development since October 2000. From 1995 to 1999, he was an engineer and program manager at Lucent Technologies. Mr. Farjood received his B.S. and M.S. in electrical engineering from Iowa State University.

Malcolm Wood joined the Company in February 2001 and currently serves as Senior Vice President of Global Business Development. Mr. Wood joined WFI from LittleFeet, a design and manufacturing company of wireless base station technology, where he served as the company’s CEO. Previously, he was President and General Manager of the Mobile Systems Division at ADC. Mr. Wood holds a UK National Diploma in Mechanical and Electrical Engineering and has completed MBA coursework in Finance, Marketing, and Business Management.

William Mazilly joined the Company in October 2000 as Managing Director of Mexico and has been our Senior Vice President, Managing Director of Mexico since December of 2001. From May 2000 to September 2000, he was the Vice President, Project Management at Ericsson Telecom, Mexico. From August 1998 to May 1999 Mr. Mazilly served as the Senior Director, Project Management at QUALCOMM, Inc. From January 1996 to January 1998 he served as the President at Carlson Technologies, Inc. From May 1994 to November 1995 he served as the President of Fluor Daniel Telecom, a company focused on the emerging markets in the telecommunication industry. Mr. Mazilly holds a Bachelor degree in Construction Technology from Louisiana State University.

Håkan Sjödin joined the Company in September 2001 as Managing Director of the Company’s EMEA region. Mr. Sjödin served as Vice President and General Manager for Telecom Management and Professional services within EMEA for Ericsson, a leading wireless infrastructure vendor, and prior to that he held various positions within the Ericsson group from 1994 until 2001. Prior to the employment with Ericsson, Mr. Sjödin held positions with Comviq GSM of Sweden and with Telia, the two leading operators in Sweden. Mr. Sjödin has been active in the wireless industry since 1982 and has been stationed in the U.S., Taiwan and Australia.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

The directors of the Company do not currently receive cash compensation in exchange for their services on behalf of the Company, but directors may be reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. All directors are eligible to participate in the Company’s 1999 Equity Incentive Plan.

Each non-employee director of the Company is also granted 20,000 stock options, vesting over 4 years, at 25% per year, effective upon his initial appointment or election as a director, and 10,000 options vesting over 4 years, at 25% per year, effective upon the date of the annual meeting of the stockholders upon their reelection as a director. In addition, each non-employee directors who serves on a board committee is granted 2,500 options per year, per committee, for the prospective year effective upon the date of the annual meeting of the stockholders, vesting upon the date of the following annual stockholders’ meeting. The term of the option grants is 10 years. In the event of the termination of the non-employee director’s service as a result of a change-in-control transaction involving the Company, the vesting of each option will accelerate, whereupon such option shall become fully vested and exercisable.

During the last fiscal year, the Company granted options, at fair market value of such Common Stock on the date of grant, covering 20,000 shares each to David Lee and Bandel Carano for their initial election as directors, with an exercise price per share of $6.40 and $6.14, respectively. In addition, the Company granted options, at fair market value of such Common Stock on the date of grant, covering 10,000 shares each to Scott Anderson and Scott Jarvis for their reelection as directors, with an exercise price per share of $6.40. As of March 27, 2002, no options had been exercised by the directors under the 1999 Equity Incentive Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, Chairman and its other four most highly compensated executive officers at December 31, 2001 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options (#)		All Other Compen- sation ($)
Masood K. Tayebi, Ph.D. Chief Executive Officer	2001 2000 1999	54,168 224,000 220,410	(1)	— — —		— — —		— — —		— — —

Massih Tayebi, Ph.D. Chairman	2001 2000 1999	53,930 222,970 219,397	(1)	— — —		— — —		— — —		— — —

Terry Ashwill Executive Vice President and Chief Financial Officer	2001 2000 1999	202,692 52,500 —	(2)	— 255,881 —	(3)	— 269,410 —	(4)	— — —		— — —

Scott Fox President of Network Management	2001 2000 1999	138,577 225,000 141,346		120,186 — 112,500	(5) (6)	— — —		— 1,393 623,334		— — 49,244	(7)

Thomas Munro President	2001 2000 1999	223,000 189,000 132,516		7,686 — —		— — —		— 350,000 115,000	(8)	— — —

Wm. Bradford Weller General Counsel, Vice President of Legal Affairs and Secretary	2001 2000 1999	172,000 154,654 43,077	(9)	7,686 — —		— — —		— — —		— — —

(1)
Represents salary for work performed from January 1, 2001 to March 31, 2001. Each of Masood K. Tayebi and Massih Tayebi voluntarily declined to be paid any salary for the period from April 1, 2001 to December 31, 2001.

(2)	Represents salary payment for the period from September 2000 to December 2000.
(3)	Represents a hiring bonus, $209,081 of which was paid in 2001.
(4)	Represents payment of expenses related to relocation of principal residence, $243,558 of which was paid in 2001.
(5)	Represents (i) a bonus of $7,686, and (ii) $112,500 paid as the second half of a hiring bonus that was due 24 months after Mr. Fox’s date of hire.
(6)	Represents the first half of Mr. Fox’s hiring bonus.
(7)	Represents payment of relocation expenses.
(8)	350,000 shares subject to options were issued pursuant to the Company’s stock option cancel and regrant program.
(9)	Represents salary payment for the period from September 1999 to December 1999.

STOCK OPTION GRANTS AND EXERCISES

The Company grants options to its executive officers under its 1999 Equity Incentive Plan. As of December 31, 2001, options to purchase a total of 6,870,185 shares (net of cancelled and expired awards) were outstanding under the Incentive Plan and options to purchase 5,140,068 shares remained available for grant thereunder.

During 2001, the Board of Directors approved a voluntary stock option cancel and regrant program for employees. The program provided employees with the opportunity to cancel all of their existing and outstanding stock options grated to them on or after September 30, 2000 and before March 30, 2000, and some or all of their existing and outstanding stock options granted to them prior to September 30, 2000, in exchange for a new option grant for an equal number of shares to be granted at a future date. The new options were to be issued no earlier than six months and one day after the cancellation date of March 30, 2001, and the exercise price of the new options was to be based on the trading price of the Company’s Common Stock on the date of the new option grants. Under the program, participating employees could select their regrant date to be October 1, 2001,  October 22, 2001, or November 12, 2001. Under this stock option cancel and regrant program, total of 5,221,577, 10,852 and 16,415 options were regranted with an exercise price of $4.47, $6.12 and $5.35 on October 1, 2001, October 22, 2001 and November 12, 2001, respectively.

The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants (1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Thomas Munro	440,000	(4)	5.01%	$4.47	10/01/11	1,236,910	3,134,573
Terry Ashwill (5)	270,000		3.07%	$3.69	4/5/11	561,414	1,406,139
	40,000		0.46%	$5.62	7/11/11	141,375	358,273
Wm. Bradford Weller	45,000		0.51%	$3.69	4/5/11	504,804	264,641
	18,751		0.21%	$5.62	7/11/11	66,273	167,950
Frankie Farjood	85,000		0.97%	$3.69	4/5/11	197,253	499,877
	60,000		0.69%	$5.62	7/11/11	212,063	537,410

(1)
The options have terms of 10 years from the date of grant and become exercisable over a period of four years, with ¼ of such options becoming exercisable one year after the date of grant and the balance vesting monthly over the next 3 years. The exercise price equals the fair market value on the day prior to the date of grant based on the closing price of the Common Stock as quoted on the Nasdaq National Market.

(2)	In 2001, the Company granted 6,638,458 stock options to employees under its 1999 Equity Incentive Plan and 2,117,353 stock options to employees under its 2000 Nonstatutory Stock Option Plan.
(3)
Assumes all options are exercised at the end of their respective 10-year terms. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commissions and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall stock market conditions, as well as the option holders continued employment through the vesting period. The results in this table may not necessarily be achieved.

(4)	Includes 350,000 shares subject to options issued pursuant to the Company’s stock option cancel and regrant program.
(5)
On May 11, 2001 the company entered into Executive Change of Control Agreements with Terry Ashwill, Wm. Bradford Weller, and Frankie Farjood. These Change of Control Agreements are identical, except as to the parties thereto, and in case of a change of control, provide for acceleration of the vesting and exercisability of fifty percent of the unvested securities held by the said executive officers, with balance of such unvested securities vesting quarterly over the following eighteen months, and lapse of any reacquisition or repurchase rights held by the Company with respect to such securities.

AGGREGATED OPTION EXERCISES IN 2001, AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)(1)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Scott Fox	—	—	372,684	138,515	—	—
Thomas Munro	18,500	$117,715	239,063	290,458	699,711	664,185
Terry Ashwill	—	—	165,105	545,281	121,600	743,600
Wm. Bradford Weller	—	—	66,284	112,796	50,932	274,068
Frankie Farjood	—	—	57,149	173,594	50,932	274,068

(1)	These numbers include both “in-the-money” and “out-of-the-money” options. “In-the-money” options are options with exercise prices below the market price of the Company’s Common Stock.
(2)
These amounts represent the aggregate number of in-the-money options, multiplied by the difference between $6.73, the closing price of the Common Stock on the Nasdaq National Market on December 31, 2001 and the exercise price of each option.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

In connection with his employment, on April 9, 1999, the Company entered into a letter agreement with Scott Fox, President of Network Management. Under the letter agreement, Mr. Fox’s annual salary is $225,000 and he is eligible for a minimum annual bonus of 35% of his base salary. The letter agreement also provides for a $225,000 signing bonus, which is payable in two parts, and guaranteed appreciation of at least $600,000 on 25% of his stock options.

In connection with his employment, on August 16, 1999, the Company entered into a letter agreement with Wm. Bradford Weller. Under the letter agreement, if there is a change in control and Mr. Weller is subsequently terminated by the Company, the Company shall pay Mr. Weller severance equal to six months base salary and accelerate all of Mr. Weller’s unvested options.

In connection with certain options granted on April 5, 2001 to the executive officers, namely Terry Ashwill, Thomas Munro, Bradford Weller, Frankie Farjood and Farzad Ghassemi, the Company provided that in case of a change of control, 50% of the unvested options shall be accelerated, and the balance of unvested options shall vest at the end of each three month period from the effective date of such change of control. Furthermore, if the Company terminates the employment of the said officers all their unvested options shall be accelerated. Additionally, with respect to certain options granted to Terry Ashwill, the Company provided that the options will become fully vested upon the effective date of a change of control.

On May 11, 2001 the Company entered into Executive Change of Control Agreements with Terry Ashwill, Wm. Bradford Weller, and Frankie Farjood. In case of a change of control, the agreements provides for acceleration of the vesting and exercisability of 50% of the unvested securities held by the said executive officers, with balance of such unvested securities vesting quarterly over the following 18 months, and with lapse of any reacquisition or repurchase rights held by the Company with respect to such securities.

In connection with grant of options to the directors of the Company for their initial election as directors or for their reelection as directors, the Company has provided that the unvested options held by the directors will become fully vested upon the effective date of a change of control.

OPTION REPRICING INFORMATION

The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years.

TEN YEAR OPTION/SAR REPRICINGS

Name	Date	Number of Securities Underlying Options Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
Thomas Munro	10/1/01	350,000	$4.47	$44.94	$4.47	8.5 years
President

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Bandel Carano, a member of the Compensation Committee, is a managing member of the general partners of venture capital funds affiliated with Oak Investment Partners VIII, L.P., Oak VIII Affiliates Fund, L.P., Oak Investment Partners X, L.P., and Oak X Affiliates Fund, L.P. In October 2001, the Company issued an aggregate of 63,637 shares of Series A Convertible Preferred Stock, valued at $35.0 million, in a private placement to Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P.

Performance Measurement Comparison (1)

The following graph shows the total stockholder return of an investment of $100 in cash on May 13, 1999 for (i) the Company’s Common Stock, (ii) the NASDAQ Composite Index and (iii) the NASDAQ Telecom Market Index:

COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN
AMONG WIRELESS FACILITIES, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

Cumulative Total Return

	11/5/99	12/99	3/00	6/00	9/00	12/00	3/01	6/01	9/01	12/01
WIRELESS FACILITIES, INC.	100.00	290.83	701.67	339.59	384.59	241.67	27.50	43.33	29.80	44.87
NASDAQ STOCK MARKET (U.S.)	100.00	130.83	146.88	127.71	117.52	78.69	58.74	69.23	48.03	62.44
NASDAQ TELECOMMUNICATIONS	100.00	120.23	127.63	100.74	80.43	51.21	45.11	42.72	31.11	34.28

(1)
This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The NASDAQ Telecom Index is calculated using an equal-dollar weighing methodology.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Masood K. Tayebi, Chief Executive Officer and a member of the Board of Directors, and Massih Tayebi, former Chairman and former member of the Board of Directors, each hold a 38% ownership interest in BridgeWest LLC. During the year ended December 31, 2001, BridgeWest paid $455,921 to the Company for consulting services rendered. The Company believes that the amounts payable under its contract with BridgeWest are comparable to amounts that the Company could have negotiated under contracts with unaffiliated third parties for such services.

BridgeWest holds a greater than 10% interest in SkyRiver Communications, Inc., which contracted with the Company in 2000 and 2001 to receive pre-deployment, deployment and engineering services. During the year ended December 31, 2001, SkyRiver Communications paid an aggregate of approximately $817,857 for work performed under these contracts. The Company believes that the amounts payable under these contracts are comparable to amounts that the Company could have negotiated under contracts with unaffiliated third parties for such services.

Since December 2001 the Company has subleased approximately 2,436 square feet of office space in its headquarters facility to SkyRiver Communications, Inc. The lease is on a month-to-month basis. SkyRiver Communications pays monthly rent of $4,506, which is more than the Company’s pro rated rent expense for such space. The Company believes that the rent paid by SkyRiver Communications is comparable to rents that could be obtained from unaffiliated third parties for such space.

In connection with his employment, on April 9, 1999, the Company entered into a letter agreement with Scott Fox, President of Network Management. Under the letter agreement, Mr. Fox’s annual salary is $225,000 and he is eligible for a minimum annual bonus of 35% of his base salary. The letter agreement also provides for a $225,000 signing bonus, which is payable in two parts, and guaranteed appreciation of at least $600,000 on 25% of his stock options.

Jalil Tayebi, a brother of Masood K. Tayebi and Massih Tayebi, is the General Manager of WFI de Mexico, a subsidiary of the Company. He currently receives an annual base salary of $140,000. In connection with his employment, the Company granted Mr. Tayebi options to purchase an aggregate of 497,640 shares of Common Stock. Some of these options have immediate vesting and others vest over periods of one and four years, and have exercise prices that range from $1.33 to $4.47 per share. The Company also granted him shares of restricted stock in WFI de Mexico equivalent to 6% of the equity of WFI de Mexico. Pursuant to the terms of the stock grant, Mr. Tayebi had a one-time election to exchange any vested restricted stock in WFI de Mexico for shares of the Company’s Common Stock at a fair market valuation, as determined by the Company’s Chief Executive Officer and Chief Financial Officer. On January 21, 2000, Mr. Tayebi exercised this election and received 430,000 shares of Common Stock. During 1999, the Company advanced $0.5 million to Jalil Tayebi. The advance was repaid in March 2002.

In October 2001, the Company issued an aggregate of 63,637 shares of Series A Convertible Preferred Stock, valued at $35.0 million, in a private placement to entities affiliated with a director of the Company. Each share of Series A Convertible Preferred Stock is initially convertible into 100 shares of Common Stock at the option of the holder at any time subject to certain provisions in the agreement. After July 2004, the Series A Convertible Preferred Stock will automatically convert into shares of Common Stock if and when the Common Stock trades at or above $11.00 per share for 30 consecutive days after that date. Upon any Liquidation Event (such as a sale of the Company), each outstanding share of Series A Convertible Preferred Stock is entitled to receive $550.00 per share as a liquidation preference, ahead of any amounts paid to holders of Common Stock.

During 2000 and 2001, two subsidiaries of the Company, WFI de Mexico and Wireless Facilities Latin America Ltda., entered into certain transactions with JFR Business Corporation International S. de R.L. de C.V. and JFR de Brasil Ltda (collectively, JFR). The General Manager of WFI de Mexico and WFI Latin America Ltda., who is also the brother of both the Chairman and the Chief Executive Officer of the Company, holds a majority ownership interest in JFR. The primary business purpose for WFI de Mexico and Wireless Facilities

Latin America Ltda. transacting business with JFR relates to obtaining more reliable and more available service and response compared to independent businesses providing such services, at market or less than market rates after considering all relevant factors. Commencing in March 2002, all transactions between JFR and WFI de Mexico and JFR and Wireless Facilities Latin America Ltda. must be approved by the Company’s Chief Financial Officer and General Counsel, after a competitive bidding process.

During 2000 and 2001, WFI de Mexico contracted with JFR for automobile leasing, computer leasing, and as a sub-contractor for certain of its customer contracts. During the years ended December 31, 2000 and 2001, WFI de Mexico paid JFR approximately $3.6 million and $2.7 million, respectively, for all services rendered under these contracts. As of December 31, 2000 and 2001, WFI de Mexico owed JFR $0 and approximately $2.2 million, respectively. Also during 2001, JFR contracted with WFI de Mexico for subcontractor services for certain of its customer contracts. The Company believes that the terms and the amounts paid or payable under these contracts are comparable to terms and amounts that the Company could have negotiated under contracts with unaffiliated third parties for such services.

During 2001, Wireless Facilities Latin America Ltda. has transacted business with JFR as a subcontractor providing services in connection with certain customer contracts. During the year ended December 31, 2001, Wireless Facilities Latin America Ltda. paid JFR approximately $0.1 million for all services rendered under these contracts. Also during 2001, JFR contracted with Wireless Facilities Latin America Ltda. for subcontractor engineering services for certain of its customer contracts, As of December 31, 2001, Wireless Facilities Latin America Ltda. has a trade receivable balance from JFR for approximately $0.3 million related to such services. The Company believes that the terms and the amounts payable and receivable under these contracts are comparable to terms and amounts that the Company could have negotiated under contracts with unaffiliated third parties for such services.

As of December 31, 2001, except as noted above, there are no other commitments or guarantees between JFR and the Company.

Masood K. Tayebi and Massih Tayebi have agreed to transfer shares of Common Stock owned by them to the Company, share for share, for shares the Company recognizes as issued and outstanding in connection with claims by certain former employees related to stock certificates issued in connection with a 1996 employee benefit plan. Such surrender of outstanding shares held by the Tayebis is not expected to materially diminish the ownership interests of either of them in the Company. As of March 31, 2002, Masood K. Tayebi and Massih Tayebi had each transferred 25,750 shares of Common Stock to the Company.

On July 24, 2000, our Chief Financial Officer, Thomas Munro, exercised non-statutory stock options granted under the Company’s 1997 Stock Option Plan to purchase an aggregate of 265,313 shares of Common Stock. The Company issued a note receivable in the amount of $641,136 for the exercise price and related taxes due on this transaction. The note is recorded as a reduction of stockholders’ equity as of March 31, 2002.

The Company has entered into indemnification agreements with each of its officers and directors.

On July 19, 2000, the Company lent to Wm. Bradford Weller, its Vice President of Legal Affairs and General Counsel, $150,000 in connection with the purchase of his residence. The loan amount has been restated as $187,000 due to accumulation of interest.

On January 9, 2001, the Company lent to Terry Ashwill, its Chief Financial Officer, $265,000 in connection with the purchase of his residence.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Wireless Facilities, Inc., c/o Corporate Secretary, 4410 Eastgate Mall, San Diego, California 92121 or call Wm. Bradford Weller at (858) 228-2000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contract their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By	Order of the Board of Directors

Wm	. Bradford Weller
Vice President of Legal Affairs,
General Counsel and Secretary

May 17, 2002

Appendix A

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Scott Anderson, William Hoglund, and Scot Jarvis.

The Audit Committee has met and held discussions with management. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent public accountants, KPMG LLP. The Audit Committee has discussed with KPMG, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with KPMG their independence.

The Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Audit Committee:
Scott Anderson (Chair)
Scot Jarvis
William Hoglund

(1)	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or 1934 Act.

Appendix B

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

During 2001, the Compensation Committee of the Board of Directors (the “Committee”) was comprised of David Lee, Scot Jarvis and Scott Anderson. All committee members are non-employee directors of the Company and have never served as officers of the Company. The Committee is currently composed of two non-employee directors: Scot Jarvis and Bandel Carano. Bandel Carano was appointed to the Committee effective February 28, 2002. Scott Anderson and David Lee resigned from the Committee effective February 28, 2002. The Committee is responsible for administering the Company’s compensation and employee benefit plans, which include primarily the 1997 Stock Option Plan, the 1999 Equity Incentive Plan, the 2000 Nonstatutory Stock Option Plan, and the Employee Stock Purchase Plan (collectively, the “Option Plans”). In addition to setting policies regarding compensation of all employees, the Committee reviews and approves base salaries and bonuses for all executive officers. Decisions made by the Committee relating to compensation of executive officers are reviewed by the full Board of Directors.

Executive Compensation Policies and Performance Measures

The Company’s executive compensation policies have been developed to meet the following objectives:

•	Attract and retain key executives critical to the Company’s long-term success;

•	Reward key executives for their contributions to the development and successful execution of strategies relevant to their functional responsibilities; and

•	Motivate key executives to make decisions and take actions that further the Company’s ability to achieve its strategic performance goals and increase the long-term value of the Common Stock.

The Committee uses a combination of cash and equity-based programs to compensate key executives.

Compensation payments in excess of $1 million to each of the Chief Executive Officer or four other most highly compensated executive officers are subject to a limitation on deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Certain performance-based compensation is not subject to the limitation on deductibility. The Committee did not give cash compensation in 2001 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. The Option Plans are designed to qualify stock option awards for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

Cash-based Compensation

Base salaries for all executive officers are reviewed annually. In evaluating executive salaries, the Committee considers the compensation paid at companies of similar size and/or in its industry, as well as the Company’s own recent recruiting experience, if applicable. The companies surveyed include some, but not all, of the companies in the Center for Research and Security Prices Index of Nasdaq Business Services Stocks used in the Stock Price Performance graph. The Committee also considers the officer’s individual performance during the prior year. Factors that affect an individual officer’s performance rating focus on the executive’s success in contributing to the Company’s short and long-term objectives. Short-term objectives include gross profit and gross margin, operating income and operating income margin, and net earnings and net earnings margin. Long-term objectives include the timely development of new service offerings, enhancements and improvements to existing service offerings, identification of new markets for the Company’s services, development and execution of plans to address identified market opportunities, adequate control over and efficient use of the Company’s assets, and share price appreciation. The Company does not assign relative weights to the factors it considers in establishing base salaries.

In addition to base salary, the Company provides executive officers and other key managers incentive compensation in the form of annual discretionary basis bonuses of cash or options to purchase Common Stock in the Company.

Equity-based Compensation

The Company provides its executive officers with long-term incentives through its option plans. The Option Plans’ primary objective is to provide an incentive for the executive officers to make decisions and take actions that maximize long-term stockholder value. Each plan promotes this long-term focus using vesting periods. Most options currently vest over a four year period from the date of grant, 25% on the first anniversary of the date of grant and the balance vesting monthly over the remaining three years. The Committee reviews and approves all grants made to officers of the Company under the Option Plans and in connection with initial hiring, promotions, extraordinary achievements or compensation adjustments. In addition to these factors, the size and timing of grants are generally subject to policies established by the Committee regarding the position of the grantee within the Company, the overall number of options actually granted to such optionee in the past, and the extent of vesting of such grants.

Chief Executive Officer Compensation

In establishing the Chief Executive Officer’s compensation package, the Committee pursues the same objectives and policies that apply for the Company’s other executive officers. However, it is not the Company’s practice to pay cash or non-cash bonuses to its Chief Executive Officer, who is a founder and significant stockholder of the Company. As such, no cash or bonus options have been given to the Company’s Chief Executive Officer. Additionally, in an effort to further assist with the Company’s expense reduction measures intended to restore the Company to profitability, the Company’s Chief Executive Officer has voluntarily forgone his salary since March 31, 2001.

Compensation Committee
Scot Jarvis
Bandel Carano

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filings.

ANNEX I

WIRELESS FACILITIES, INC.

EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

Adopted by the Board of Directors on August 16, 1999
Approved by the Stockholders on November 2, 1999
Effective Date November 4, 1999
Amended by the Board of Directors on March 9, 2001
Approved by the Stockholders on June 22, 2001
Amended by the Board of Directors on April 5, 2002
Approved by the Stockholders on

1.	Purpose.

(a)  The purpose of this Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Wireless Facilities, Inc., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b)  The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c)  The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d)  The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	Administration.

(a)  The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)  To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii)  To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii)  To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)  To amend the Plan as provided in paragraph 13.

(v)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c)  The Board may delegate administration of the Plan to a Committee composed of one (1) or more members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d)  Any interpretation of the Plan by the Board of any decision made by it under the Plan shall be final and binding on all persons.

3.	Shares Subject to the Plan.

(a)  Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million eight hundred fifty thousand (1,850,000) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b)  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	Grant of Rights; Offering.

(a)  The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(b)  If an employee has more than one (1) right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder, a right with a lower exercise price (or an earlier-granted right if two (2) rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right if two (2) rights have identical exercise prices) will be exercised.

5.	Eligibility.

(a)  Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b)  The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i)  the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii)  the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)  the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c)  No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d)  An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e)  Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan; provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	Rights; Purchase Price.

(a)  On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one (1) or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b)  In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one (1) Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c)  The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i)  an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii)  an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	Participation; Withdrawal; Termination.

(a)  An eligible employee may become a participant in the Plan pursuant to an Offering by delivering an enrollment agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering. “Earnings” is defined as an employee’s regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company that is intended to comply with Section 125, Section 401(k), Section 402(e)(3), Section 402(h) or section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), and also, if determined by the Board or the Committee and set forth in the terms of the Offering, may include any or all of the following: (i) overtime pay, (ii) commissions, (iii) bonuses, incentive pay, profit sharing and other remuneration paid directly to the employee, and/or (iv) other items of remuneration not specifically excluded pursuant to the Plan. Earnings shall not include the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. Notwithstanding the foregoing, the Board or Committee may modify the definition of “Earnings” with respect to one or more Offerings as the Board or Committee determines appropriate. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b)  At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new enrollment agreement in order to participate in subsequent Offerings under the Plan.

(c)  Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d)  Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant’s lifetime, shall be exercisable only by such participant.

8.	Exercise.

(a)  On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase one or more whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b)  No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	Covenants of the Company.

(a)  During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such rights.

(b)  The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	Rights as a Stockholder.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company (or its transfer agent).

12.	Adjustments upon Changes in Stock.

(a)  If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)  In the event of: (1) a dissolution or liquidation of the Company; (2) a sale of all or substantially all of the assets of the Company; (3) a merger or consolidation in which the Company is not the surviving corporation; (4) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (5) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or (6) the individuals who, as of the date of the adoption of this Plan, are members of the Board (the “Incumbent Board”; (if the election, or nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least fifty percent (50%) of the members of the Board then comprising the Incumbent Board, such new director shall upon his or her election be considered a member of the Incumbent Board) cease for any reason to constitute at least fifty percent (50%) of the Board; then the Board in its sole discretion may take any action or arrange for the taking of any action among the following: (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) all participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to or within a reasonable period of time following the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.	Amendment of the Plan or Offerings.

(a) The Board at any time, and from time to time, may amend the Plan or the terms of one or more Offerings. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i)  Increase the number of shares reserved for rights under the Plan;

(ii)  Modify the provisions as to eligibility for participation in the Plan or an Offering (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, or any comparable successor rule (“Rule 16b-3”); or

(iii)  Modify the Plan or an Offering in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan or an Offering in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under an Offering into compliance therewith.

(b)  The Board may, in its sole discretion, submit any amendment to the Plan or an Offering for stockholder approval.

(c)  Rights and obligations under any rights granted before amendment of the Plan or Offering shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under an Offering comply with the requirements of Section 423 of the Code.

14.	Designation of Beneficiary.

(a)  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if applicable, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b)  Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living (or if an entity, is otherwise in existence) at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one (1) or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine.

15.	Termination or Suspension of the Plan.

(a)  The Board in its discretion, may suspend or terminate the Plan at any time. The Plan shall automatically terminate if all the shares subject to the Plan pursuant to subparagraph 3(a) are issued. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under an Offering comply with the requirements of Section 423 of the Code.

16.	Effective Date of Plan.

The Plan shall become effective on the same day on which the Company’s registration statement under the Securities Act with respect to the initial public offering of shares of the Company’s Common Stock becomes effective (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan had been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

17.	Choice of Law.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of California, without regard to such state’s conflict of laws rules.

WIRELESS FACILITIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2002

The undersigned hereby appoints Masood K. Tayebi and Thomas A. Munro, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Wireless Facilities, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s Headquarters, located at 4810 Eastgate Mall, San Diego, California on Friday, June 14, 2002 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for as nominees listed in Proposal 1 and for Proposals 2 and 3 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(continued and to be signed on other side)

Please detach here

Management recommends a vote for the nominees for director listed below.
Proposal 1:  To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

Nominees:  01-Masood K. Tayebi, Ph.D., 02-Scott Anderson, 03-Scot Jarvis, 04-William Hoglund, 05-David Lee, Ph.D., 06-Bandel Carano.
	☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.

Management recommends a vote for Proposals 2 and 3.
Proposal 2: To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.		☐ For	☐ Against	☐ Abstain
Proposal 3:  To approve the Company’s Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 1,500,000 to 1,850,000.
		☐ For	☐ Against	☐ Abstain

Dated: , 2002.

Signature(s) in Box

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.